Exhibit 10.MM
TRUST AGREEMENT
     THIS TRUST AGREEMENT is made by and between HUBBELL INCORPORATED, a Connecticut corporation (the “Employer”), and T. ROWE PRICE TRUST COMPANY, a Maryland limited purpose trust company (the “Trustee”).
W I T N E S S E T H   T H A T:
     WHEREAS, the Employer has established the HUBBELL INCORPORATED EXECUTIVE DEFERRED COMPENSATION PLAN (the “Plan”) to provide deferred compensation benefits for a select group of its management or highly compensated employees;
     WHEREAS, the Employer has incurred or expects to incur liability under the terms of the Plan with respect to the participants of the Plan and their beneficiaries (collectively referred to as “Trust Beneficiaries”);
     WHEREAS, it is the intention of the Employer to make contributions to a trust to provide it with a source of funds to assist it in meeting some or all of its liabilities under the Plan;
     NOW THEREFORE, in consideration of the mutual covenants herein contained, the Employer and the Trustee declare and agree as follows:
SECTION 1. Establishment of the Trust.
     1.1 The Employer hereby establishes with the Trustee a trust to accept such sums of money and other property acceptable to the Trustee as from time to time shall be paid or delivered to the Trustee (the “Trust”). All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereinafter referred to as the (“Trust Fund”). The Trust Fund shall be held, administered and disposed of by the Trustee in accordance with the provisions of this Trust Agreement.
     1.2 It is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). This Trust is not intended to be subject to Part 4 of Title I of ERISA. The Employer represents that this Trust is not intended to be and is not subject to Part 4 of Title I of ERISA.
     1.3 This Trust is intended to be a grantor trust, of which the Employer is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be construed accordingly.
     1.4 The Trust Fund shall be held separate and apart from other funds of the Employer and shall be used exclusively for the uses and purposes of Trust Beneficiaries and general creditors as herein set forth. Trust Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust Fund. Any rights credited under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Trust Beneficiaries against the Employer. Any assets held in the Trust Fund will be subject to the claims of the

Employer’s general creditors under federal and state law in the event that the Employer is Insolvent, as defined in Section 8.1 hereof.
SECTION 2. Acceptance by the Trustee.
     The Trustee accepts the Trust established under this Trust Agreement on the terms and subject to the provisions set forth herein, and it agrees to discharge and perform fully and faithfully all of the duties and obligations imposed upon it under this Trust Agreement.
SECTION 3. Limitation on Use of Funds.
     The Trust established hereby shall be irrevocable and the Employer shall have no right or power to direct Trustee to return to the Employer or to divert to others any assets of the Trust Fund before all payment of benefits have been made to Trust Beneficiaries pursuant to the terms of the Plan[s]; provided, however, that (i) nothing in this Section 3 shall be deemed to limit or otherwise prevent the payment from the Trust Fund of expenses and other charges as provided in Sections 5.1(h), 10.1 and 10.2 of this Trust Agreement or the application of the Trust Fund as provided in Section 14 of this Trust Agreement and (ii) the Trust Fund shall at all times be subject to the claims of the general creditors of the Employer as set forth in Section 8 of this Trust Agreement. The Trustee shall have no duty to determine whether all benefit payments have been made to Trust Beneficiaries and may rely on the Employer’s notification regarding such payment.
SECTION 4. Duties and Powers of the Trustee with Respect to Investments.
     4.1 The Trustee shall invest and reinvest the principal and income of the Trust Fund and keep the Trust Fund invested, without distinction between principal and income, solely as directed by the Employer, in publicly traded common and preferred stocks, publicly traded bonds and other evidences of indebtedness, governmental obligations, savings and time deposits, certificates of deposit, cash, guaranteed investment contracts, bank investment contracts, synthetic investment contracts, individual or group annuity contracts, regulated investment companies registered under the Investment Company Act of 1940 (including any investment company which has an investment management or other agreement with an affiliate of the Trustee). The Employer’s investment direction to the Trustee may represent the aggregate of deemed investment elections of Trust Beneficiaries with respect to amounts allocated to each Trust Beneficiary’s account under the Plan. The Trustee shall have no duty to question any action or direction of the Employer or any failure to give directions, or to make any suggestion to the Employer as to the investment or reinvestment of, or the disposition of, such assets.
     4.2 Notwithstanding any provisions of this Trust Agreement to the contrary, the Employer shall not direct the Trustee to invest any portion of the Trust Fund in any security or other obligation issued by Employer, other than a de minimis amount held in a common investment vehicle in which the Trustee invests.
     4.3 During the term of this Trust, all income received in the Trust Fund, net of expenses and taxes, shall be accumulated and reinvested.

     4.4 In the event that insurance policies or contracts or investment contracts (including structured or synthetic investment contracts) issued by a bank, insurance company or other financial or similar institution are held in the Trust Fund at the direction of an investment manager, as such term is defined in Section 3(38) of ERISA, or the Employer (“Contracts”), the Trustee shall not be liable for the refusal or inability of any insurance company, bank or other financial institution to issue, change, pay proceeds or make payments due under any Contract; for the form, terms, genuineness, validity or sufficiency of any Contract; or for any delay in payment or proceeds due under any Contract. The Trustee shall not be responsible for the valuation of any Contract and the Trustee shall be entitled to conclusively rely upon such valuation provided by the issuer of the Contract for all purposes under this Trust Agreement. The Employer and/or the investment manager, as the case may be, shall be responsible, and the Trustee shall not be responsible, for evaluating or monitoring the financial condition or status of any financial institution or insurance company issuing any such Contract which the Employer or an investment manager directs the Trustee to hold or to purchase with assets of the Trust Fund.
SECTION 5. Additional Powers and Duties of the Trustee.
     5.1 Subject to the provisions of Section 4, the Trustee shall have the following powers and authority with respect to property constituting a part of the Trust Fund:
          (a) To receive and hold all contributions paid to it by the Employer; provided, however, that the Trustee shall have no duty to require any contributions to be made, or to determine that any of the contributions received comply with the conditions and limitations of the Plan.
          (b) At the direction of the Employer, to sell, exchange or transfer any property at public or private sale for cash or on credit and grant options for the purchase or exchange thereof, including call options for property held in the Trust Fund and put options for the purchase of property.
          (c) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to any such property, and at the direction of the Employer, to consent to or oppose any such plan or any action thereunder, or any contract, lease, mortgage, purchase, sale or other action by any corporation or other entity.
          (d) To deposit any such property with any protective, reorganization or similar committee and to pay part of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited.
          (e) At the direction of the Employer, to exercise any conversion privilege or subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association any of the securities of which may at any time be held in the Trust Fund and to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith, and to hold and retain any securities or other property which it may so acquire.
          (f) Subject to its proper indemnification as provided in Section 18, to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration, any claims, debts or damages, due or owing to or from the Trust.
          (g) At the direction of the Employer, to exercise any right, including the right to vote or tender, appurtenant to any securities or other such property.
          (h) To engage any legal counsel, including counsel to the Employer or counsel to the Trustee, or any other suitable agents, to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of the Trustee hereunder, the transactions contemplated by this Trust Agreement or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or agents and to pay its reasonable fees, expenses and compensation out of the Trust Fund, if not paid by the Employer.
          (i) To register any securities held by it in its own name or in the name of any custodian of such property or of its nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form.
          (j) To make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers.
          (k) At the direction of the Employer, to transfer assets of the Trust Fund to a successor trustee as provided in Section 12.4.
     Each and all of the foregoing powers may be exercised without a court order or approval.
SECTION 6. Payments to Trust Beneficiary.
     6.1 The Employer shall provide the Trustee with payment instructions that indicate the amounts payable to each Trust Beneficiary, the form in which such amounts are to be paid (as provided for under the Plan) and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments out of the Trust Fund to Trust Beneficiaries in accordance with such payment instructions. Pursuant to instructions by the Employer, the Trustee shall withhold federal and state income taxes from each payment made under this Trust Agreement at the rate(s) designated by the Employer and shall report and pay such amounts to the appropriate federal and state taxing authorities. The Trustee shall rely completely on Employer instructions and shall have no duty to inquire into the accuracy of such instructions. The Trustee also shall rely completely on the Employer’s determination, without any duty of inquiry, with respect to any failure of the Plan to comply with Code Section 409A. The Trustee shall have no tax reporting or withholding obligations with respect to contributions made to the Trust or any taxable income or excise tax resulting from any failure to comply with Code Section 409A.
     6.2 If any check for a benefit directed to be made from the Trust has been mailed by the Trustee, by regular United States mail, to the last known address of the Trust Beneficiary and is returned unclaimed, or if a benefit payment check is not cashed by the Trust Beneficiary, the Trustee shall notify the Employer and the Employer shall be responsible for locating such Trust Beneficiary and for instructing the Trustee on the action to take with respect to the payment of such Trust Beneficiary’s benefits.
     6.3 The entitlement of a Trust Beneficiary to benefits under the Plan shall be determined by the Employer or its designee (which may not be the Trustee) and any claim for benefits shall be considered and reviewed under the claims procedures set forth in the Plan. The Trustee shall follow the instructions of the Employer and shall have no duty or right to inquire into the Employer’s decision with respect to the payment of benefits and shall be fully indemnified therefor by the Employer.
     6.4 The Employer may make payment of benefits directly to Trust Beneficiaries as they become due under the terms of the Plan. The Employer shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Trust Beneficiaries. In addition, if the Trust Fund is not sufficient to make payments of benefits in accordance with the terms of the Plan, the Employer shall make the balance of each such payment as it falls due. The Trustee shall notify the Employer where the Trust Fund is not sufficient to make the requested benefit payments.
     6.5 The Employer shall remain primarily liable to pay benefits under the Plan. However, the Employer’s liability under the Plan shall be reduced or offset to the extent benefit payments are made from the Trust Fund.
SECTION 7. Funding of the Trust.
     7.1 Funding of the Trust Fund by the Employer is not mandatory.
     7.2 The Employer may at any time or from time to time make additional deposits of money or other property acceptable to the Trustee to the Trust Fund to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Trust Beneficiary shall have any right to compel such additional deposits.
SECTION 8. Trustee Responsibility Regarding Payments to
Trust Beneficiaries When the Employer is Insolvent.
     8.1 Upon receipt of notification issued in accordance with Section 8.2(a) hereof, the Trustee shall cease payment of benefits to Trust Beneficiaries if the Employer is Insolvent. The Employer shall be considered “Insolvent” for purposes of this Trust Agreement if: (i) the Board of Directors or the Chief Executive Officer of the Employer provides written certification to the Trustee that the Employer is unable to pay its debts as they become due, or (ii) the Employer is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     8.2 At all times during the continuance of this Trust, as provided in Section 1.4 hereof, the principal and income of the Trust Fund shall be subject to the claims of general creditors of the Employer in the event of the Employer’s Insolvency as set forth below:
          (a) The Board of Directors and the Chief Executive Officer of the Employer shall have the duty to inform the Trustee in writing if the Employer becomes Insolvent. If a person claiming to be a creditor of the Employer alleges in writing to the Trustee that the Employer has become Insolvent, the Trustee shall determine solely through written certification of the Employer whether the Employer is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Trust Beneficiaries.
          (b) Unless the Trustee has received written notice from the Employer or a person claiming to be creditor of the Employer alleging that the Employer is Insolvent, the Trustee shall have no duty to inquire whether the Employer is Insolvent. The Trustee may in all events rely on such certification concerning the Employer’s solvency as may be furnished to the Trustee by the Employer in accordance with Section 8.2(a) hereof.
          (c) If at any time the Trustee has received written notice of Insolvency from the Board of Directors or the Chief Executive Officer of the Employer, the Trustee shall discontinue payments of benefits under the Plan to Trust Beneficiaries and shall hold the assets of the Trust Fund for the benefit of the Employer’s general creditors. The Trustee shall deliver the assets of the Trust Fund to satisfy the claims of the Employer’s general creditors as directed by final order of a court of competent jurisdiction. Nothing in this Trust Agreement shall in any way diminish any rights of Trust Beneficiaries to pursue their rights as general creditors of the Employer with respect to benefits due under the Plan or otherwise.
          (d) The Trustee shall resume the payment of benefits to Trust Beneficiaries in accordance with this Trust Agreement only after the Board of Directors or Chief Executive Officer of the Employer has notified the Trustee in writing that the Employer is not Insolvent (or is no longer Insolvent).
     8.3 If the Trustee discontinues the payment of benefits from the Trust Fund pursuant to Section 8.2 hereof and subsequently resumes such payments, the first payment to each Trust Beneficiary following such discontinuance shall, provided that there are sufficient assets in the Trust Fund, include the aggregate amount of all payments which would have been made to such Trust Beneficiary in accordance with the relevant provisions of the Plan during the period of such discontinuance, less the aggregate amount of any payments made to such Trust Beneficiary by the Employer during any such period of discontinuance.
SECTION 9. Third Parties.
     A third party dealing with the Trustee shall not be required to make inquiry as to the authority of the Trustee to take any action nor be under any obligation to see to the proper application by the Trustee of the proceeds of sale of any property sold by the Trustee or to inquire into the validity or propriety of any act of the Trustee.

SECTION 10. Taxes, Expenses and Trustee Fees.
     10.1 The Employer shall from time to time pay taxes of any and all kinds whatsoever which at any time are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. Subject to the provisions of Section 6.1 hereof, to the extent that any taxes levied or assessed upon the Trust Fund are not paid by the Employer, the Trustee shall pay such taxes out of the Trust Fund. The Trustee shall if requested by the Employer, or may, in its discretion, contest the validity of taxes in any manner deemed appropriate by the Employer or its counsel, but at the Employer’s expense, and only if it has received an indemnity bond or other security satisfactory to it to pay any such expenses. In the alternative, the Employer may itself contest the validity of any such taxes. The Trustee will withhold federal and state income taxes from any payments made to a Trust Beneficiary in accordance with Section 6.1 of this Agreement.
     10.2 The Employer shall pay the Trustee a fee of $0.00 annually as compensation for its services hereunder. The Trustee fee may be changed by the Trustee upon 90 days prior written notice to the Employer. The Employer also shall pay the administrative expenses and other expenses incurred by the Trustee in the performance of its duties under this Trust Agreement, including but not limited to brokerage commissions, fees of counsel engaged by the Trustee pursuant to Section 5.1(h) hereof and fees for preparation of annual trust tax returns. Such fees and expenses shall be charged against and paid from the Trust Fund, to the extent the Employer does not pay such fees and expenses.
SECTION 11. Administration and Records.
     11.1 The Trustee shall keep or cause to be kept accurate and detailed accounts of any investments, receipts, disbursements and other transactions under the Trust and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Employer. All such accounts, books and records shall be preserved (in original form, or on microfilm, magnetic tape or any other similar process) for such period as the Trustee may determine, but the Trustee may only destroy such accounts, books and records after first notifying the Employer in writing of its intention to do so and transferring to Employer any of such accounts, books and records requested.
     11.2 Within ninety (90) days after the close of each Plan Year (as such term is defined in the Plan), and within ninety (90) days after the removal or resignation of the Trustee or the termination of the Trust, the Trustee shall file with the Employer a written account setting forth all investments, receipts, disbursements and other transactions effected by it during the preceding Plan Year, or during the period from the close of the preceding Plan Year to the date of such removal, resignation or termination, including a description of all investments and securities purchased and sold with the cost or net proceeds of such purchases or sales and showing all cash, securities and other property held at the end of such Plan Year or other period. Upon the expiration of ninety (90) days from the date of filing such annual or other account, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which the Employer shall within such ninety (90) day period file with the Trustee written objections.

     11.3 The Trustee shall upon the Employer’s reasonable request permit an independent public accountant selected by the Employer to have access during ordinary business hours to such records as may be necessary to audit the Trustee’s accounts for the Trust.
     11.4 As of each valuation date set forth in the Plan and at such other times as is necessary or as the Trustee and Employer agree, the fair market value of the assets held in the Trust Fund shall be determined. The valuation shall be based, without independent investigation, upon valuations provided by investment managers, trustees of common trust funds, sponsors of mutual funds and records of securities exchanges. Notwithstanding the foregoing, the Trustee shall not be responsible for providing the value of any bank investment contracts, structured or synthetic investment contracts or insurance contracts, or for any asset which is not liquid or not publicly traded, the value of which shall be provided by the Employer. The Trustee may obtain the opinions of qualified appraisers, as necessary in the discretion of the Trustee, to determine the fair market value of any security or other obligation issued by the Employer, the fees of which appraiser shall, unless paid by the Employer, be paid from the Trust Fund.
     11.5 Nothing contained in this Trust Agreement shall be construed as depriving the Trustee or Employer of the right to have a judicial settlement of the Trustee’s accounts.
     11.6 In the event of the removal or resignation of the Trustee, the Trustee shall deliver to the successor trustee all records which shall be required by the successor trustee to enable it to carry out the provisions of this Trust Agreement.
     11.7 The Trustee shall prepare and file such tax reports and other returns as the Employer and the Trustee may from time to time agree to in writing.
SECTION 12. Removal or Resignation of the Trustee
and Designation of Successor Trustee.
     12.1 At any time the Employer may remove the Trustee with or without cause, upon at least sixty (60) days advance written notice to the Trustee.
     12.2 The Trustee may resign at any time upon at least sixty (60) days advance written notice to the Employer.
     12.3 In the event of such removal or resignation, the Trustee shall duly file with the Employer a written account as provided in Section 11.2 of this Trust Agreement for the period since the last previous annual accounting, listing the investments of the Trust and any uninvested cash balance thereof, and setting forth all receipts, disbursements, distributions and other transactions respecting the Trust not included in any previous account, and if written objections to such account are not filed as provided in Section 11.2, the Trustee shall to the maximum extent permitted by applicable law be forever released and discharged from all liability and accountability with respect to the propriety of its acts and transactions shown in such account.
     12.4 Prior to the effective date of the removal or resignation of the Trustee, the Employer shall designate a successor trustee qualified to act hereunder. In the event that the Employer fails to designate a successor trustee as of the effective date of the Trustee’s resignation or removal, the Trustee shall have the right to apply to a court of competent jurisdiction for the appointment of a successor. All of the Trustee’s expenses in such court proceeding, including attorneys’ fees, shall, if not paid by the Employer, be allowed as administrative expenses of the Trust. Each such successor trustee, during such period as it shall act as such, shall have the powers and duties herein conferred upon the Trustee, and the word “Trustee” wherever used herein, except where the context otherwise requires, shall be deemed to include any successor trustee. Upon designation of a successor trustee and delivery to the resigned or removed Trustee of written acceptance by the successor trustee of such designation, such resigned or removed Trustee shall promptly assign, transfer, deliver and pay over to such Trustee, in conformity with the requirements of applicable law, the funds and properties in its control or possession then constituting the Trust Fund.
SECTION 13. Enforcement of Trust Agreement and Legal Proceedings.
     The Employer shall have the right to enforce any provision of this Trust Agreement, and any Trust Beneficiary shall have the right as a beneficiary of the Trust to enforce any provision of this Trust Agreement that affects the right, title and interest of such Trust Beneficiary in the Trust. In any action or proceedings affecting the Trust, the only necessary parties shall be the Employer, the Trustee and the Trust Beneficiaries and, except as otherwise required by applicable law, no other person shall be entitled to any notice or service of process. Any judgment entered in such an action or proceedings shall, to the maximum extent permitted by applicable law, be binding and conclusive on all persons having or claiming to have any interest in the Trust.
SECTION 14. Termination and Suspension.
     The Trust shall terminate when all payments, which have or may become payable to Trust Beneficiaries pursuant to the terms of the Plan, have been made or the Trust Fund has been exhausted. The Employer also may terminate the Trust prior to the time that all benefit payments have been made pursuant to the Plan, upon written approval of all Trust Beneficiaries entitled to payment of benefits under the Plan. The Trustee shall have no duty to determine whether all benefit payments have been made to Trust Beneficiaries and may rely on the Employer’s notification regarding such payment. Upon termination of the Trust, all remaining assets shall then be paid by the Trustee to Employer.
SECTION 15. Amendments.
     15.1 The Employer and the Trustee may from time to time by written instrument, amend any or all of the provisions of this Trust Agreement. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan(s) or shall make the Trust revocable after it has become irrevocable in accordance with Section 3 hereof.
     15.2 The Employer shall furnish the Trustee with a copy of all amendments to the Plan prior to their adoption.
SECTION 16. Nonalienation.
     Except insofar as applicable law may otherwise require and subject to Sections 1, 3 and 8 of this Trust Agreement: (i) no amount payable to or in respect of any Trust Beneficiary at any time under the Trust shall be subject to any manner of alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void; and (ii) the Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any Trust Beneficiary.
SECTION 17. Communications.
     17.1 Communications to the Employer shall be addressed to the Employer at 584 Derby Milford Road, Orange, CT 06477; provided, however, that upon the Employer’s written request, such communications shall be sent to such other address as the Employer may specify.
     17.2 Communications to the Trustee shall be addressed to T. Rowe Price Trust Company at 100 East Pratt Street, Baltimore, Maryland 21202; Attention Legal Department; provided, however, that upon the Trustee’s written request, such communications shall be sent to such other address as the Trustee may specify.
     17.3 No communication shall be binding on the Trustee until it is received by the Trustee, and no communication shall be binding on the Employer until it is received by the Employer.
     17.4 Any action of the Employer pursuant to this Trust Agreement, including all orders, requests, directions, instructions, approvals and objections of the Employer to the Trustee, shall be in writing or by such electronic transmission as agreed upon by the Employer and the Trustee, signed on behalf of the Employer by any duly authorized officer of the Employer. Any communication by a Trust Beneficiary with the Trustee must be in writing in order to have effect. The Trustee may rely on, and will be fully protected with respect to, any such action taken or omitted in reliance on any information, order, request, direction, instruction, approval, objection, or list delivered to the Trustee by the Employer.
SECTION 18. Indemnification.
     The Employer shall indemnify and hold harmless the Trustee (including its affiliates, representatives, agents and employees) from and against any liability, cost or other expense, including, but not limited to, the payment of attorneys’ fees that the Trustee incurs in prosecuting or defending against any claim or litigation in connection with the Trust or that the Trustee otherwise incurs in connection with this Trust Agreement or the Plan, unless such liability, cost or other expense arises from the Trustee’s own willful misconduct or gross negligence.
SECTION 19. Miscellaneous Provisions.
     19.1 Successors and Assigns. This Trust Agreement shall be binding upon and inure to the benefit of the Employer and the Trustee and their respective successors and assigns.
     19.2 No Assumption/Limitation of Duties. The Trustee assumes no obligation or responsibility with respect to any action required by this Trust Agreement on the part of the Employer. The duties of the Trustee with respect to the Plan and this Trust are limited to those as specifically set forth under the terms of this Trust Agreement. Without limiting the generality of the preceding sentence, the Trustee is not a party to the Plan, has no obligation to know or interpret any provision of the Plan, assumes no responsibility for plan design, and assumes no responsibility for any particular tax effect for any person with respect to or arising out of the Plan or this Trust.
     19.3 Headings. Titles to the Sections as well as all headings and subheadings of this Trust Agreement are included for convenience only and shall not control the meaning or interpretation of any provision of this Trust Agreement.
     19.4 Conflict with Plan. In the event of any conflict between the provisions of the Plan document and this Trust Agreement, the provisions of this Trust Agreement shall prevail.
     19.5 Construction. Whenever used in this Trust Agreement, unless the context indicates otherwise, the singular shall include the plural, the plural shall include the singular, and the male gender shall include the female gender.
     19.6 Severability. If any provision of this Trust Agreement is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision, and this Agreement shall be construed and enforced as if such provision had not been included.
     19.7 Law to Govern. This Trust Agreement and the Trust established hereunder shall be governed by and construed, enforced and administered in accordance with the laws of the State of Maryland and the Trustee shall be liable to account only in the courts of the State of Maryland.
     19.8 Counterparts. This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original and all of which together shall constitute one and the same instrument.
     19.9 Trustee as Successor Trustee. If the Trustee is acting as a successor trustee with respect to the Trust, the Employer shall indemnify the Trustee against all liabilities with respect to the Trust arising prior to the appointment of the Trustee and its acceptance thereof.
     19.10 Patriot Act Compliance. Pursuant to federal law, the Trustee is required to obtain certain information relating to the Trust and/or the Employer and to verify and maintain the information. Also under federal law, the Trustee is required to provide the following notice: Before the Trust can be funded, the Trustee must have or be provided with: (a) the taxpayer identification number of the Trust and/or the Employer (or have a copy of a submitted taxpayer identification number application for the Trust); (b) a signed copy of the Trust Agreement; and (c) the Employer’s street address (a place to contact the Employer for matters regarding the Trust). If the Trustee is not provided or able to verify any such information, the Trust may be frozen or closed.
     19.11 Effective Date. This Agreement shall be effective as of the date of transfer to T. Rowe Trust Company of the assets which are to be held in trust pursuant to this Agreement but in any event no earlier than January 1, 2008.

     19.12 Signature Authority and Conformity with the Plan. The person executing this Trust Agreement on behalf of the Employer certifies that he or she is duly authorized by the Employer consistent with the terms of the Plan to do so. The Employer represents that copies of all Plan documents as in effect on the date of this Trust Agreement have been delivered to the Trustee.
     IN WITNESS WHEREOF, this Trust Agreement has been duly executed by the parties hereto.

Attest/Witness:	HUBBELL INCORPORATED

	By:	/s/ James H. Biggart

	Name:	James H. Biggart
	Title:	Vice President and Treasurer
	Date:	December 4, 2007

Attest/Witness:	T. ROWE PRICE TRUST COMPANY

	By:	/s/ Steve Clark

Vice President
	Name:	Steve Clark
	Date:	December 10, 2007